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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 17, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Report to Shareholders of The Japan Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 31, 2005